Exhibit 99.1

For Immediate Release December 12, 2023	Media Contact: PfizerMediaRelations@Pfizer.com +1 (212) 733-1226
Investor Contact: IR@Pfizer.com +1 (212) 733-4848

Pfizer Receives All Required Regulatory Approvals to Complete the Acquisition of Seagen
•Expects to close Seagen acquisition on December 14, 2023
•Announces changes in the commercial organization to incorporate Seagen and improve focus, speed and execution
•Pfizer to host analyst and investor call at 8:30 am EST on Wednesday, December 13, 2023, to discuss the Seagen acquisition, new commercial organization, and provide full-year 2024 financial guidance

NEW YORK, December 12, 2023—Pfizer Inc. (NYSE: PFE) today announces that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired December 11, 2023, with respect to Pfizer’s pending acquisition of Seagen Inc. (NASDAQ: SGEN). Pfizer and Seagen have now received all required regulatory approvals to complete the acquisition. Pfizer expects to close the acquisition of Seagen on December 14, 2023, subject to the satisfaction of other customary closing conditions.
To address U.S. Federal Trade Commission concerns, Pfizer has chosen to irrevocably donate the rights of royalties from sales of Bavencio® (avelumab) in the U.S. to the American Association for Cancer Research (AACR). This unrestricted donation will support AACR in its mission to prevent and cure cancer through research, education, communication, collaboration, science policy, and funding for cancer research.
Changes in Commercial Organization
Pfizer also announces changes in its commercial organization to incorporate Seagen and improve focus, speed and quality of execution. Specifically, Pfizer will create an end-to-end business organization called the Pfizer Oncology Division, which will integrate certain oncology commercial and R&D operations from both companies and will be led by Dr. Chris Boshoff, who will become Chief Oncology Officer, Executive Vice President, and continue reporting to Dr. Albert Bourla, Chairman and Chief Executive Officer. Pfizer will split its non-oncology commercial organization into two more focused business divisions: the Pfizer U.S. Commercial Division, which will be led by Aamir Malik, who will become Chief U.S. Commercial Officer, Executive Vice President, and continue reporting to Dr. Bourla; and the Pfizer International Commercial Division, which will be led by Alexandre de Germay, who will join Pfizer as Chief International Commercial Officer, Executive Vice President, and will report to Dr. Bourla. Biographical information for Alexandre de Germay can be found at https://cdn.pfizer.com/pfizercom/2023-12/ADG-Bio.pdf.
While these three leaders will begin transitioning to their new roles immediately after the completion of the Seagen acquisition, the new organization structure will go into effect January 1, 2024.
After a stellar nearly 27-year career at Pfizer, Angela Hwang, Chief Commercial Officer, and President, Global Biopharmaceuticals Business will be leaving Pfizer. Angela has agreed to stay on as an advisor to help transition the organization into the new model. Under Angela’s leadership, Pfizer introduced an unprecedented number of new medicines and vaccines to patients across the globe.
“The completion of all regulatory reviews in association with the Seagen acquisition supports our belief that this transaction is good for patients in the battle against cancer,” said Dr. Albert Bourla, Pfizer Chairman and Chief Executive Officer. “With the anticipated Seagen closing in the coming days, Pfizer has announced changes to the company’s commercial structure designed to maximize the impact of this transaction and enhance our commercial execution across all the company’s therapeutic areas. I also want to thank Angela Hwang and celebrate her vast achievements and the unforgettable legacy she leaves behind. Angela is a purpose-driven leader, and her focus has consistently been on working to bring more breakthroughs to patients around the world.”
Invitation to Public Webcast to Discuss Seagen Acquisition and Provide Full-Year 2024 Financial Guidance
Separately, Pfizer invites investors and the general public to view and listen to a webcast of a live conference call with investment analysts at 8:30 a.m. EST on Wednesday, December 13, 2023. During the call Pfizer will discuss the Seagen acquisition, new commercial organization, and provide full-year 2024 financial guidance.
To view and listen to the webcast, visit our web site at www.pfizer.com/investors. Information on accessing and registering for the webcast will be available at www.pfizer.com/investors beginning today. Participants are advised to register in advance of the conference call.
You can also listen to the conference call by dialing either (800) 456-4352 in the United States and Canada or (785) 424-1086 outside of the United States and Canada. The passcode is 70115.

The transcript and webcast replay of the call will be made available on our web site at www.pfizer.com/investors within 24 hours after the end of the live conference call and will be accessible for at least 90 days.
About Pfizer: Breakthroughs That Change Patients’ Lives
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.
Disclosure Notice: This press release and the webcast contain or may contain forward-looking information about, among other topics, Pfizer’s proposed acquisition of Seagen, including the anticipated timing of completion of the proposed acquisition; changes to Pfizer’s commercial organization; reorganizations, business plans, strategy and prospects; Pfizer’s anticipated operating and financial performance; Pfizer’s and Seagen’s commercialized and pipeline products and Seagen’s technology platform; and other statements about our business, operations and financial results, including, in each case, their potential benefits, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or Seagen’s business; risks related to the financing of the transaction; other business effects and uncertainties and the uncertainties inherent in business and financial planning, including the effects of industry, market, business, economic, political or regulatory conditions, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment or economies generally; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; uncertainties regarding the commercial success of Pfizer’s and Seagen’s commercialized and pipeline products; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Pfizer’s or Seagen’s pipeline products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; uncertainties regarding the impact of COVID-19; competitive developments; uncertainties regarding the impact, success and associated costs of our enterprise-wide cost realignment program; and the impact of and risks and uncertainties related to restructurings and internal reorganizations, as well as any other corporate strategic initiatives and growth strategies, and cost-reduction and productivity initiatives, each of which requires upfront costs but may fail to yield anticipated benefits and may result in unexpected costs, organizational disruption or other unintended consequences.
A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.
The forward-looking statements in this release and the webcast speak only as of the date of this release and the original date of the webcast, respectively. Pfizer assumes no obligation to update forward-looking statements contained in this release or the webcast as the result of new information or future events or developments.
All trademarks mentioned are the property of their owners.
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